SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 5, 2003
(To Prospectus dated January 29, 2003)


                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer


                  Asset-Backed Certificates, Series 2003-S1

                                   -------


The Class A-3
Certificates represent
obligations of the trust             The Class A-3 Certificates
only and do not
represent an interest in             o    This supplement relates to the offering of the Class A-3 Certificates of
or obligation of                          the series referenced above. This supplement does not contain complete
CWABS, Inc.,                              information about the offering of the Class A-3 Certificates. Additional
Countrywide Home                          information is contained in the prospectus supplement dated May 5, 2003,
Loans, Inc.,                              prepared in connection with the offering of the offered certificates of
Countrywide Home                          the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or                     January 29, 2003. You are urged to read this supplement, the prospectus
any of their affiliates.                  supplement and the prospectus in full.

This supplement may be               o    As of December 27, 2004, the certificate principal balance of the Class
used to offer and sell the                A-3 Certificates was approximately $22,000,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 29, 2004

                              THE MORTGAGE POOL

     As of December 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 5,557 Mortgage Loans having an aggregate Stated Principal Balance of approximately $153,801,331.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                          As of December 1, 2004
                                                                      ------------------------------
Total Number of Mortgage Loans                                            5,557
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
          30-59 days                                                              0.25%
          60-90 days                                                              0.22%
          91 days or more (excluding pending foreclosures)                        0.29%
                                                                                  -----
          Total Delinquencies                                                     0.76%
                                                                                  =====
Foreclosures Pending                                                              0.00%
                                                                                  -----
Total Delinquencies and foreclosures pending                                      0.76%
                                                                                  =====

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Six (6) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in round ing;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                Delinquency and Foreclosure Experience

                                                As of December 31, 2000                As of December 31, 2001
                                        ---------------------------------       -----------------------------------
                                              Principal                               Principal
                                               Balance         Percentage               Balance          Percentage
                                        -------------------    ----------       --------------------     ----------
Total Portfolio                         $  2,730,028,318.03      100.00%        $   3,017,257,168.98      100.00%
Delinquency Percentage
30-59 Days                              $     20,528,290.53        0.75%        $      37,722,636.27        1.25%
60-89 Days                                     2,282,705.64        0.08                 6,553,870.99        0.22
90+ Days                                       4,740,854.66        0.17                10,676,444.98        0.35
                                        -------------------        ----         --------------------        ----
Sub-Total                               $     27,551,850.83        1.01%        $      54,952,952.24        1.82%
                                        -------------------        ----         --------------------        -----
Foreclosure Rate                        $        592,515.58        0.02%        $         624,444.33        0.02%
Bankruptcy Rate                         $      5,104,335.24        0.19%        $       5,935,277.19        0.20%

                                                As of December 31, 2002                 As of December 31, 2003
                                        ---------------------------------       -----------------------------------
                                              Principal                                Principal
                                               Balance         Percentage               Balance          Percentage
                                        -------------------    ----------       --------------------     ----------
Total Portfolio                         $  2,977,648,188.55      100.00%        $   3,378,921,120.83      100.00%
Delinquency Percentage
30-59 Days                              $     35,866,848.98        1.20%        $      32,344,209.54        0.96%
60-89 Days                                     8,170,028.78        0.27                 7,070,027.00        0.21
90+ Days                                      11,452,759.17        0.38                10,447,157.87        0.31
                                        -------------------        ----         --------------------        ----
Sub-Total                               $     55,489,636.93        1.86%        $      49,861,394.41        1.48%
                                        -------------------        ----         --------------------        -----
Foreclosure Rate                        $      1,118,143.13        0.04%        $       1,136,397.44        0.03%
Bankruptcy Rate                         $     11,174,889.85        0.38%        $       9,143,347.43        0.27%


                                              As of September 31, 2004
                                        ---------------------------------
                                              Principal
                                               Balance         Percentage
                                        -------------------    ----------
Total Portfolio                         $  3,966,236,579.48      100.00%
Delinquency Percentage
30-59 Days                              $     36,237,622.31        0.91%
60-89 Days                                     8,536,492.58        0.22
90+ Days                                       9,561,320.00        0.24
                                        -------------------        -----
Sub-Total                               $     54,335,434.89        1.37%
                                        -------------------        -----
Foreclosure Rate                        $        848,714.67        0.02%
Bankruptcy Rate                         $     11,643,993.05        0.29% %


                  DESCRIPTION OF THE CLASS A-3 CERTIFICATES

     The Class A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of December 27, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-3 Certificates was approximately $22,000,000, evidencing a beneficial ownership interest of approximately 14.30% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $115,801,331 and evidenced in the aggregate a beneficial ownership interest of approximately 75.29% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $38,000,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 24.71% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The December 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calend ar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 2.42% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-3 Certificates is December 29, 2004; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each mont h of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                               Percent of Certificate Principal Balance Outstanding

                                                      0%      20%     25%     30%    35%     40%     45%
                                                      --      ---     ---     ---    ---     ---     ---


     Distribution Date
     -----------------
     Initial Percentage                              100%     100%    100%    100%   100%    100%    100%
     December 25, 2005..........................     100      100     100      90     53      16      0
     December 25, 2006..........................     100      100      76      32     0       0       0
     December 25, 2007..........................     100       69      24      0      0       0       0
     December 25, 2008..........................     100       34      0       0      0       0       0
     December 25, 2009..........................     100       15      0       0      0       0       0
     December 25, 2010..........................     100       10      0       0      0       0       0
     December 25, 2011..........................     100       10      0       0      0       0       0
     December 25, 2012..........................     100       10      0       0      0       0       0
     December 25, 2013..........................     100       5       0       0      0       0       0
     December 25, 2014..........................     100       0       0       0      0       0       0
     December 25, 2015..........................     100       0       0       0      0       0       0
     December 25, 2016..........................     100       0       0       0      0       0       0
     December 25, 2017..........................      0        0       0       0      0       0       0
     Weighted Average Life in years(1)..........    12.82     4.08    2.44    1.57   1.05    0.88    0.75
     Weighted Average Life in years (1)(2)......    12.82     3.71    2.44    1.57   1.05    0.88    0.75

           ------------------
           (1) Determined as specified in the Prospectus Supplement.
           (2) To the related Optional Termination Date.


                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex B of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W- 8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W- 8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                   RATINGS

     The Class A-3 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide

Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                       CWABS 2003-S1

Summary of Mortgage Loans in the Mortgage Pool
(As of Reference Date)

Total Number of Loans                                           5,557
Aggregate Principal Balance                              $153,801,331
Average Principal                                             $27,677          $308   to $197,705
Weighted Average Mortgage Rate                                 8.144%          6.000% to  14.000%
Net Weighted Average Mortgage Rate                             8.144%          6.000% to  14.000%
Weighted Average Original Term (months)                           180            120  to  360
Weighted Average Remaining Term (months)                          154              2  to  1496
Weighted Average Original LTV                                  90.98%          16.40% to  100.00%

                                        CWABS 2003-S1


                                        LOAN PROGRAMS

                              Number of               Aggregate        Percentage of Mortgage
Loan Programs              Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
10Yr Fixed - 2nd                 191                  3,721,530                 2.42
15Yr Fixed - 2nd                3,013                72,040,127                46.84
20Yr Fixed - 2nd                  21                    860,758                 0.56
25Yr Fixed - 2nd                  2                      75,206                 0.05
30Yr Fixed - 2nd                  18                    634,538                 0.41
30/10 Fixed Balloon - 2nd         2                     278,230                 0.18
Fixed Balloon - 2nd               1                       1,016                 0.00
Fixed Balloon - 2nd               1                      26,539                 0.02
30/15 Fixed Balloon - 2nd       2,308                76,163,387                49.52
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                 CURRENT PRINCIPAL BALANCES

Range of Current              Number of               Aggregate        Percentage of Mortgage
Principal Balance          Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
$0.01 - $50,000.00              5,032               115,616,523                75.17
$50,000.01 - $100,000.00         469                 30,630,149                19.92
$100,000.01 - $150,000.00        46                   5,724,845                 3.72
$150,000.01 - $200,000.00        10                   1,829,813                 1.19
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                   CURRENT MORTGAGE RATES

Current Mortgage              Number of               Aggregate        Percentage of Mortgage
Rates (%)                   Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
5.501 - 6.000                    78                   2,602,682                 1.69
6.001 - 6.500                    158                  4,963,029                 3.23
6.501 - 7.000                    436                 12,301,410                 8.00
7.001 - 7.500                    974                 24,313,479                15.81
7.501 - 8.000                   1,353                35,384,373                23.01
8.001 - 8.500                    969                 27,537,268                17.90
8.501 - 9.000                    743                 22,765,520                14.80
9.001 - 9.500                    346                 10,311,829                 6.70
9.501 - 10.000                   234                  6,348,145                 4.13
10.001 - 10.500                  126                  3,826,397                 2.49
10.501 - 11.000                  67                   1,866,593                 1.21
11.001 - 11.500                  36                     809,330                 0.53
11.501 - 12.000                  22                     488,996                 0.32
12.001 - 12.500                   6                     138,277                 0.09
12.501 - 13.000                   5                      74,884                 0.05
13.501 - 14.000                   4                      69,116                 0.04
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                MONTHS REMAINING TO MATURITY

Months Remaining              Number of               Aggregate        Percentage of Mortgage
to Maturity                Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------


                                      CWABS 2003-S1


                                MONTHS REMAINING TO MATURITY

Months Remaining              Number of               Aggregate        Percentage of Mortgage
to Maturity                Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
1 - 120                          417                  7,489,668                 4.87
121 - 180                       5,100               144,732,403                94.10
181 - 300                        21                     916,439                 0.60
301 - 360                        18                     634,538                 0.41
Greater than 360                  1                      28,282                 0.02
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original             Number of               Aggregate        Percentage of Mortgage
Loan-to-Value Ratios(%)     Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
 0.01 - 50.00                    56                   1,898,457                 1.23
50.01 - 55.00                    19                     541,637                 0.35
55.01 - 60.00                    24                     851,538                 0.55
60.01 - 65.00                    38                   1,780,633                 1.16
65.01 - 70.00                    52                   1,821,557                 1.18
70.01 - 75.00                    60                   2,226,848                 1.45
75.01 - 80.00                    158                  6,325,307                 4.11
80.01 - 85.00                    292                  6,306,023                 4.10
85.01 - 90.00                   1,889                43,600,507                28.35
90.01 - 95.00                   1,794                50,296,589                32.70
95.01 - 100.00                  1,175                38,152,234                24.81
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                   GEOGRAPHIC DISTRIBUTION

                              Number of               Aggregate        Percentage of Mortgage
State                      Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Alaska                           10                     314,663                 0.20
Alabama                          82                   1,909,309                 1.24
Arkansas                          2                      28,231                 0.02
Arizona                          188                  4,773,752                 3.10
California                       559                 21,295,578                13.85
Colorado                         197                  6,587,003                 4.28
Connecticut                      21                     874,526                 0.57
District of Columbia             12                     413,743                 0.27
Delaware                          9                     245,316                 0.16
Florida                          162                  4,703,157                 3.06
Georgia                          149                  6,325,097                 4.11
Hawaii                           43                   1,687,967                 1.10
Iowa                              8                     190,734                 0.12
Idaho                            75                   1,822,577                 1.19
Illinois                         101                  2,719,588                 1.77
Indiana                          78                   1,654,208                 1.08
Kansas                            7                     221,656                 0.14
Kentucky                         28                     738,672                 0.48
Louisiana                        20                     588,249                 0.38
Massachusetts                    65                   2,754,645                 1.79
Maryland                         133                  4,092,373                 2.66
Michigan                         125                  3,364,720                 2.19


                                        CWABS 2003-S1


                                   GEOGRAPHIC DISTRIBUTION

                              Number of               Aggregate        Percentage of Mortgage
State                      Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Minnesota                        33                     961,390                 0.63
Missouri                         50                   1,048,851                 0.68
Mississippi                      17                     364,989                 0.24
Montana                          19                     530,434                 0.34
North Carolina                   88                   2,334,090                 1.52
North Dakota                      4                      93,098                 0.06
Nebraska                         25                     600,339                 0.39
New Hampshire                    14                     424,310                 0.28
New Jersey                       54                   1,880,733                 1.22
New Mexico                       69                   1,785,899                 1.16
Nevada                           56                   1,424,571                 0.93
New York                         76                   2,705,022                 1.76
Ohio                             81                   1,852,437                 1.20
Oklahoma                         69                   1,389,032                 0.90
Oregon                           194                  4,976,176                 3.24
Pennsylvania                     112                  2,671,878                 1.74
Rhode Island                      4                     111,513                 0.07
South Carolina                   17                     406,104                 0.26
South Dakota                      1                       9,202                 0.01
Tennessee                        41                     956,966                 0.62
Texas                           1,955                44,491,858                28.93
Utah                             100                  2,840,551                 1.85
Virginia                         142                  5,116,555                 3.33
Vermont                           3                      82,844                 0.05
Washington                       207                  6,105,476                 3.97
Wisconsin                        33                     789,233                 0.51
West Virginia                     4                      87,731                 0.06
Wyoming                          15                     454,284                 0.30
---------------------------------------------------------------------------------------------

Total                         5,557           $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------






                                        PROPERTY TYPE

                              Number of               Aggregate        Percentage of Mortgage
Property Type              Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Single-Family Residence       3,365                  91,106,283                59.24
Planned Unit Development      1,806                  52,027,342                33.83
Low-rise Condominium           343                    9,114,962                 5.93
Two-to Four-Family Units       43                     1,552,744                 1.01
---------------------------------------------------------------------------------------------

Total                         5,557           $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------


                                        CWABS 2003-S1


                                        LOAN PURPOSE

                              Number of               Aggregate        Percentage of Mortgage
Loan Purpose               Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Refinance: No Cash Out          4,507               122,954,356                79.94
Refinance: Cash Out             1,050                30,846,975                20.06
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------



                                          OCCUPANCY

                              Number of               Aggregate        Percentage of Mortgage
Occupancy Type             Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Primary Residence               5,467               151,470,389                98.48
Secondary Residence              62                   1,467,391                 0.95
Investor Property                28                     863,550                 0.56
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------


                                    DOCUMENTATION PROGRAM

                              Number of               Aggregate        Percentage of Mortgage
Documentation Type         Mortgage Loans     Principal Balance    Loans in the Mortgage Pool
---------------------------------------------------------------------------------------------
Full/Alternative                4,342               125,434,270                81.56
Superstream                      803                 16,036,417                10.43
Streamline                       284                  6,894,217                 4.48
Reduced                          128                  5,436,427                 3.53
---------------------------------------------------------------------------------------------

Total                           5,557         $     153,801,331               100.00        %
---------------------------------------------------------------------------------------------

                                   EXHIBIT 2

         THE                                                                                          Distribution Date:  12/27/04
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------
                                       Certificate                          Pass
                            Class         Rate           Beginning        Through         Principal       Interest
Class        Cusip       Description      Type            Balance         Rate (%)      Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------
  A1       126671ZK5       Senior      Fix-Act/360             0.00      2.280000               0.00            0.00
  A2       126671ZL3       Senior      Fix-30/360     52,442,073.75      3.093000       7,240,743.10      135,169.45
  A3       126671ZM1       Senior      Fix-30/360     22,000,000.00      4.257000               0.00       78,045.00
  A4       126671ZN9       Senior      Fix-30/360      8,600,000.00      5.009000               0.00       35,897.83
  A5       126671ZP4       Senior      Fix-30/360     40,000,000.00      4.321000               0.00      144,033.33
 AIO       126671ZQ2      Strip IO     Fix-30/360    161,042,073.75      2.172952               0.00      291,617.37
  AR       126671ZR0       Senior      Fix-30/360              0.00      3.093000               0.00            0.00
-----------------------------------------------------------------------------------------------------------------------

  M1       126671ZS8       Junior      Fix-30/360     23,000,000.00      5.081000               0.00       97,385.83
  M2       126671ZT6       Junior      Fix-30/360     15,000,000.00      5.954000               0.00       74,425.00
-----------------------------------------------------------------------------------------------------------------------

Totals                                               161,042,073.75                     7,240,743.10      856,573.81
-----------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                          Current                      Cumulative
              Total       Realized      Ending          Realized
Class     Distribution     Losses       Balance          Losses
-------------------------------------------------------------------
  A1              0.00      0.00               0.00       0.00
  A2      7,375,912.55      0.00      45,201,330.65       0.00
  A3         78,045.00      0.00      22,000,000.00       0.00
  A4         35,897.83      0.00       8,600,000.00       0.00
  A5        144,033.33      0.00      40,000,000.00       0.00
 AIO        291,617.37      0.00     153,801,330.65       0.00
  AR              0.00      0.00               0.00       0.00
-------------------------------------------------------------------

  M1         97,385.83      0.00      23,000,000.00       0.00
  M2         74,425.00      0.00      15,000,000.00       0.00
-------------------------------------------------------------------

Totals    8,097,316.91      0.00     153,801,330.65       0.00
-------------------------------------------------------------------

For Class IO, the interest distribution includes $3.40 investment earnings for the fixed carryover reserve fund.

         THE                                                                                          Distribution Date:  12/27/04
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

                                                    Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                               Original         Beginning       Scheduled                        Unscheduled          Net
                             Certificate       Certificate      Principal       Accretion         Principal        Principal
 Class      Cusip              Balance           Balance      Distribution      Principal        Adjustments     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  A1      126671ZK5       230,000,000.00             0.00             0.00           0.00             0.00             0.00
  A2      126671ZL3        61,400,000.00    52,442,073.75     7,240,743.10           0.00             0.00     7,240,743.10
  A3      126671ZM1        22,000,000.00    22,000,000.00             0.00           0.00             0.00             0.00
  A4      126671ZN9         8,600,000.00     8,600,000.00             0.00           0.00             0.00             0.00
  A5      126671ZP4        40,000,000.00    40,000,000.00             0.00           0.00             0.00             0.00
  AIO     126671ZQ2       400,000,000.00   161,042,073.75             0.00           0.00             0.00             0.00
  AR      126671ZR0               100.00             0.00             0.00           0.00             0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------

  M1      126671ZS8        23,000,000.00    23,000,000.00             0.00           0.00             0.00             0.00
  M2      126671ZT6        15,000,000.00    15,000,000.00             0.00           0.00             0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------

Totals                    400,000,100.00   161,042,073.75     7,240,743.10           0.00             0.00     7,240,743.10
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
            Current          Ending             Ending
            Realized       Certificate        Certificate
 Class       Losses          Balance            Factor
------------------------------------------------------------
  A1           0.00              0.00        0.00000000000
  A2           0.00     45,201,330.65        0.73617802362
  A3           0.00     22,000,000.00        1.00000000000
  A4           0.00      8,600,000.00        1.00000000000
  A5           0.00     40,000,000.00        1.00000000000
  AIO          0.00    153,801,330.65        0.38450332663
  AR           0.00              0.00        0.00000000000
------------------------------------------------------------

  M1           0.00     23,000,000.00        1.00000000000
  M2           0.00     15,000,000.00        1.00000000000
------------------------------------------------------------

Totals         0.00    153,801,330.65
------------------------------------------------------------

         THE                                                                                          Distribution Date:  12/27/04
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314


                                                    Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                   Beginning           Pass           Accrued       Cumulative                       Total            Net
                  Certificate        Through          Optimal         Unpaid          Deferred      Interest        Prepayment
Class               Balance          Rate (%)         Interest       Interest         Interest         Due        Int Shortfall
---------------------------------------------------------------------------------------------------------------------------------
  A1                    0.00         2.280000             0.00            0.00          0.00            0.00              0.00
  A2           52,442,073.75         3.093000       135,169.45            0.00          0.00      135,169.45              0.00
  A3           22,000,000.00         4.257000        78,045.00            0.00          0.00       78,045.00              0.00
  A4            8,600,000.00         5.009000        35,897.83            0.00          0.00       35,897.83              0.00
  A5           40,000,000.00         4.321000       144,033.33            0.00          0.00      144,033.33              0.00
 AIO          161,042,073.75         2.172952       291,613.97       49,990.08          0.00      291,613.97              0.00
  AR                    0.00         3.093000             0.00            0.00          0.00            0.00              0.00

---------------------------------------------------------------------------------------------------------------------------------
  M1           23,000,000.00         5.081000        97,385.83            0.00          0.00       97,385.83              0.00
  M2           15,000,000.00         5.954000        74,425.00            0.00          0.00       74,425.00              0.00

---------------------------------------------------------------------------------------------------------------------------------

Totals        161,042,073.75                        856,570.41       49,990.08          0.00      856,570.41              0.00
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------
           Unscheduled
              Interest           Interest
Class        Adjustment            Paid
------------------------------------------------
  A1               0.00                0.00
  A2               0.00          135,169.45
  A3               0.00           78,045.00
  A4               0.00           35,897.83
  A5               0.00          144,033.33
 AIO               0.00          291,617.37
  AR               0.00                0.00

------------------------------------------------
  M1               0.00           97,385.83
  M2               0.00           74,425.00

------------------------------------------------

Totals             0.00          856,573.81
------------------------------------------------

         THE                                                                                          Distribution Date:  12/27/04
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

                                                     Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                               Original        Beginning Cert.                                          Ending Cert.        Pass
                             Certificate           Notional        Principal         Interest             Notional        Through
 Class         Cusip           Balance             Balance        Distribution     Distribution           Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
   A1        126671ZK5      230,000,000.00         0.000000000      0.000000000      0.000000000         0.000000000      2.280000
   A2        126671ZL3       61,400,000.00       854.105435668    117.927412052      2.201456760       736.178023616      3.093000
   A3        126671ZM1       22,000,000.00     1,000.000000000      0.000000000      3.547500000     1,000.000000000      4.257000
   A4        126671ZN9        8,600,000.00     1,000.000000000      0.000000000      4.174166667     1,000.000000000      5.009000
   A5        126671ZP4       40,000,000.00     1,000.000000000      0.000000000      3.600833333     1,000.000000000      4.321000
  AIO        126671ZQ2      400,000,000.00       402.605184375      0.000000000      0.729043430       384.503326625      2.172952
   AR        126671ZR0              100.00         0.000000000      0.000000000      0.000000000         0.000000000      3.093000
-----------------------------------------------------------------------------------------------------------------------------------

   M1        126671ZS8       23,000,000.00     1,000.000000000      0.000000000      4.234166667     1,000.000000000      5.081000
   M2        126671ZT6       15,000,000.00     1,000.000000000      0.000000000      4.961666667     1,000.000000000      5.954000
-----------------------------------------------------------------------------------------------------------------------------------

 Totals                     400,000,100.00       402.605083724     18.101853225      2.141433990       384.503230499
-----------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

---------------------------------------------------------------
Pool Level Data

Distribution Date                                     12/27/04
Cut-off Date                                           4/ 1/03
Determination Date                                    12/ 1/04
Accrual Period 30/360                       Begin     11/ 1/04
                                            End       12/ 1/04
Number of Days in 30/360 Accrual Period                     30

Accrual Period Actual Days                  Begin     11/26/04
                                            End       12/27/04
Number of Days in Actual Accrual Period                     31
---------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               Collateral Information                                  Group 1

Cut-Off Date Balance                                                                                                399,998,384.63

Beginning Aggregate Pool Stated Principal Balance                                                                   161,042,073.75
Ending Aggregate Pool Stated Principal Balance                                                                      153,801,330.65

Beginning Aggregate Certificate Stated Principal Balance                                                            161,042,073.75
Ending Aggregate Certificate Stated Principal Balance                                                               153,801,330.65

Beginning Aggregate Loan Count                                                                                                5776
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                                            219
Ending Aggregate Loan Count                                                                                                   5557

Beginning Weighted Average Loan Rate (WAC)                                                                               8.146714%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.143605%

Beginning Net Weighted Average Loan Rate                                                                                 7.187714%
Ending Net Weighted Average Loan Rate                                                                                    7.184605%

Weighted Average Maturity (WAM) (Months)                                                                                       156

Servicer Advances                                                                                                        15,408.34

Aggregate Pool Prepayment                                                                                             6,842,945.85
Pool Prepayment Rate (CPR)                                                                                                 40.6886
------------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

------------------------------------------------------------------------------------------------------------------------------------
                     Delinquency Information                                                        Group 1
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                                410,642.13                             0.266995%
                           # of loans                                                     14                             0.251934%

60-89 Days                 Balance                                                258,099.91                             0.167814%
                           # of loans                                                     12                             0.215944%

90+ Days                   Balance                                                413,997.58                             0.269177%
                           # of loans                                                     16                             0.287925%

Total                      Balance                                              1,082,739.62                             0.703986%
                           # of loans                                                     42                             0.755803%

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                    Foreclosure Information                                                         Group 1
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                                      0.00                             0.000000%
                           # of loans                                                      0                             0.000000%

60-89 Days                 Balance                                                      0.00                             0.000000%
                           # of loans                                                      0                             0.000000%

90+ Days                   Balance                                                      0.00                             0.000000%
                           # of loans                                                      0                             0.000000%

Total                      Balance                                                      0.00                             0.000000%
                           # of loans                                                      0                             0.000000%
------------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

------------------------------------------------------------------------------------------------------------------------------------
                     Bankruptcy Information                                                         Group 1
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                                111,479.80                             0.072483%
                           # of loans                                                      4                             0.000000%

60-89 Days                 Balance                                                 67,850.91                             0.044116%
                           # of loans                                                      3                             0.000000%

90+ Days                   Balance                                                102,451.62                             0.066613%
                           # of loans                                                      3                             0.000000%

Total                      Balance                                                281,782.33                             0.183212%
                           # of loans                                                     10                             0.000000%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                        REO Information                                                             Group 1
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                                      0.00                             0.000000%
                           # of loans                                                      0                             0.000000%

60-89 Days                 Balance                                                 31,391.04                             0.020410%
                           # of loans                                                      1                             0.000000%

90+ Days                   Balance                                                136,510.48                             0.088758%
                           # of loans                                                      5                             0.000000%

Total                      Balance                                                167,901.52                             0.109168%
                           # of loans                                                      6                             0.000000%
------------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Aggregate Book Value / Loss Info
===================================================================================================================================

                                                                                           Group 1
                                                                                           -------
Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%

Current Realized Losses                                                                       0.00
Additional (Gains)/Losses                                                                     0.00
Cumulative Losses                                                                             0.00

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                  Class Subordination Levels
===================================================================================================================================

Class                                                       Original                                              Current
Class A                                               362,000,100.00                                        115,801,330.65
Class A Percentage                                        90.500002%                                            75.292802%

Class M1                                               23,000,000.00                                         23,000,000.00
Class M1 Percentage                                        5.749999%                                            14.954357%

Class M2                                               15,000,000.00                                         15,000,000.00
Class M2 Percentage                                        3.749999%                                             9.752841%

-----------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

                 -----------------------------------------------------------------------------------------------------
                       Certificate Account - Deposits
                 -----------------------------------------------------------------------------------------------------
                  Beginning Balance                                                                             0.00

                  Payments of Interest and Principal                                                    8,325,707.80
                  Liquidation Proceeds                                                                          0.00
                  All Other Proceeds                                                                            0.00
                  Other Amounts                                                                                 0.00
                                                                                                        -------------
                  Total Deposits                                                                        8,325,707.80
                 -----------------------------------------------------------------------------------------------------
                      Certificate Account - Withdrawals

                  Reimbursement of Servicer Advances                                                            0.00
                  Payment of Master Servicer Fees                                                          59,970.17
                  Payment of Sub Servicer Fees                                                             60,390.78
                  Payment of Other Fees                                                                         0.00
                  Payment of Insurance Premium(s)                                                               0.00
                  Payment of Personal Mortgage Insurance                                                   60,390.78
                  Other Permitted Withdrawals per the PSA                                                       0.00
                  Payment of Principal and Interest                                                     8,097,316.92
                                                                                                        -------------
                  Total Withdrawals                                                                     8,278,068.64

                  Ending Balance                                                                          108,029.93
                 -----------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

----------------------------------------------------------------------------------------------------------------------------------
                                                 PPIS/Compensating Interest Detail
===================================================================================================================================

                                                                                                Group 1
                                                                                                -------
Total Gross Prepayment Interest Shortfall                                                      7,130.70
Compensation for Gross PPIS from Servicing Fees                                                7,130.70
Other Gross PPIS Compensation                                                                      0.00
                                                                                               --------
Total Net PPIS (Non-Supported PPIS)                                                                0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                    Reserve Fund Information
===================================================================================================================================

                                                   Insurer Support Reserve Fund                         Principal Reserve Fund
                                                   ----------------------------                         ----------------------
Beginning Balance                                                          0.00                                           0.00
Deposits                                                             108,033.33                                           0.00
Accrued Interest                                                           0.00                                           0.00
Withdrawals                                                          108,033.33                                           0.00
Ending Balance                                                             0.00                                           0.00
-----------------------------------------------------------------------------------------------------------------------------------

         THE
       BANK OF
         NEW
         YORK
101 Barclay St., 8 West
New York, NY 10286

Officer:    AnnMarie Cassano                    Countrywide Home Loans Servicing, LP
            212-815-8318                             Asset Backed Certificates
Associate:  Michael Cerchio                               Series 2003-S1
            212-815-6314

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Loan Level Loss Detail
===================================================================================================================================
Group             Loan ID               Liquidation Balance          Liquidation Proceeds                   Realized Loss
-----             -------               -------------------          --------------------                   -------------
Group 1
                      N/A

-----------------------------------------------------------------------------------------------------------------------------------



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